UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 31, 2007


                        American Soil Technologies, Inc.
             (Exact name of registrant as specified in its chapter)


           Nevada                     000-22855                  95-4780218
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)            Identification No.)


       12224 Montague Street
            Pacoima, CA                                            91331
(Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (818) 899-4686


                                       N/A
          (Former name or former address, if changed since last report)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 29, 2007, FLD Corporation elected to convert a total of $652,738.23 of debt owed to it from American Soil Technologies, Inc. (the "Company") into 3,708,740 shares of common stock of the Company valued at $0.176 per share. The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 (the "Act") and/or Rule 506 of Regulation D promulgated pursuant thereto. The Company believes that FLD Corporation is an "accredited investor" under Rule 501 under Regulation D of the Act and had adequate access to information about the Company through its relationship with the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: May 31, 2007                   AMERICAN SOIL TECHNOLOGIES, INC.



                                      By: /s/ Carl P. Ranno
                                         -----------------------------------
                                         Carl P. Ranno
                                         Chief Executive Officer, President,
                                         and Chief Financial Officer

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